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                                                                    Exhibit 12.1

                          TEXTRON FINANCIAL CORPORATION
                     STATEMENT SETTING FORTH COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                               Six months ended
                                                                 June 30, 2000
                                                               ----------------



Income before income taxes and
 distributions on preferred securities                            $ 86,270
                                                                  --------

Fixed Charges:

Interest on debt                                                   157,698

Estimated interest portion of rents                                    939
                                                                  --------
Total fixed charges                                                158,637

                                                                  --------
Adjusted Income                                                    244,907

Ratio of earnings to fixed charges                                   1.54x
                                                                  ========



The ratio of earnings to fixed charges has been computed by dividing income before income taxes and distributions on preferred securities and fixed charges by fixed charges. Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals.